CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Counsel and Auditors" and to the use of our reports dated December 27, 1999, which are incorporated by reference, in this Registration Statement (Form N-1A No. 33-92982) of DLJ Winthrop Opportunity Funds.


                                             ERNST & YOUNG LLP

New York, New York
February 25, 2000